Exhibit 99.6

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of CalAmp Corp., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 28, 2012.

CHARLES W. ERGEN

/s/ Charles W. Ergen
Charles W. Ergen

ECHOSTAR CORPORATION

/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel and Secretary

ECHOSTAR TECHNOLOGIES L.L.C.

/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel and Secretary

DISH NETWORK CORPORATION

/s/ R. Stanton Dodge
Name: R. Stanton Dodge
Title: Executive Vice President, General Counsel and Secretary

DISH ORBITAL CORPORATION

/s/ R. Stanton Dodge
Name: R. Stanton Dodge
Title: Executive Vice President, General Counsel and Secretary

DISH DBS CORPORATION

/s/ R. Stanton Dodge
Name: R. Stanton Dodge
Title: Executive Vice President, General Counsel and Secretary